Exhibit 10.4
TRANSFER AGREEMENT
THIS AGREEMENT (the “Agreement”) is made and entered into as of March 20, 2007, by MCA Enterprises Brandon, Inc. (“MCA”), and T. Michael Ansley (“T. Ansley”), Mark C. Ansley (“M. Ansley”), Thomas D. Ansley (“T.D. Ansely”), Steven Menker (“Menker”), and Jason Curtis (“Curtis”) (the “MCA Principals”) (MCA and MCA Principals collectively referred to herein as “Assignor”), and AMC Wings, Inc., a Michigan corporation (“AMC” or “Assignee”), and Buffalo Wild Wings International, Inc. (“Franchisor,” “we” or “us”). All capitalized terms not defined in this Agreement have the respective meanings set forth in the Area Development Agreement (defined below).
BACKGROUND
A. Franchisor and Assignor executed a Buffalo Wild Wings® Area Development Agreement on July 18, 2003 (the “ADA”), pursuant to which Franchisor granted Assignor the right to develop and operate a specified number of Buffalo Wild Wings Restaurants in the Development Territory (the “Area Development Rights”).
B. Franchisor and Assignor executed a Buffalo Wild Wings Franchise Agreement on July 18, 2003 (the “Brandon Franchise Agreement”), pursuant to which Assignor was granted the right to operate a Buffalo Wild Wings Restaurant at an Approved Location in Brandon, Florida (the “Brandon Restaurant”).
C. While Assignor wishes to maintain all rights and interest in the Brandon Franchise Agreement and Brandon Restaurant, Assignor desires to assign to Assignee all right, title and interest in the Area Development Rights and the ADA (the “Transfer”).
D. Franchisor is willing to consent to the Transfer pursuant to the provisions stated below.
AGREEMENT
In consideration of the foregoing, the parties agree as follows:
1. Representations of Assignor and Assignee. The parties represent and warrant as follows:
A.
Assignor represents and warrants that MCA Enterprises Brandon, Inc. owns (and has owned at all times prior) all right, title and interest in and to the ADA and Area Development Rights, free and clear of any mortgage, lien or claims, and has not assigned any of its interests in the Area Development Rights or ADA to any third party.

B.	Assignee represents and warrants to Franchisor that, as of the Effective Date, Assignee is a duly formed corporation authorized to engage in the type of business authorized under the ADA.
C.
Assignee represents and warrants that Assignee is a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. Assignor and Assignee further represent and warrant that, on and after the Effective Date, the Transfer shall be completed and AMC shall be deemed the “developer” under the ADA (“Developer”).

2. Consent by Franchisor. Franchisor consents to the Transfer in accordance with the terms and conditions of this Agreement. Other than Franchisor’s waiver of its right of first refusal with respect to the Transfer, Franchisor’s consent will not result in any waiver of rights or as a release under the ADA, and is not consent to any additional or subsequent assignments.

3. Status of Assignor Following Transfer. Upon and after the Effective Date, Assignor will not have any interest in the Area Development Rights or the ADA. Assignor, however, will remain liable for any responsibilities, obligations, and liabilities of MCA under the ADA up to the Effective Date, including all monetary obligations due to Franchisor, its affiliates and other third parties under ADA that have accrued as of the Effective Date. Further, following the Effective Date, Assignor will continue to have an interest in the Brandon Franchise Agreement and Brandon Restaurant, and will continue to be bound by all obligations and responsibilities related thereto. Notwithstanding the foregoing or any other provision of Section 9 of the ADA, Assignor shall not pay a transfer fee.
4. Post-Termination Obligations. MCA, as well as any MCA Principal who does not acquire or maintain an interest in AMC on or after the Effective Date, acknowledge and agree that, following the Effective Date, each will continue to be bound by and comply with all post-termination obligations set forth in Section 8 of the ADA.
5. Indemnification.
A.
MCA, T. Ansley, M. Ansley, T.D. Ansley, Menker and Curtis, for themselves, their respective heirs, successors, assigns, officers, directors, employees, and agents (collectively, the “MCA Parties” for purposes of this Section 5 and Sections 6 and 8), agree to indemnify and hold harmless Franchisor, its affiliates, successors, assigns, officers, directors, employees, agents and each of them (collectively, the “Franchisor Parties” for purposes of this Section 5 and Sections 6, 7 and 8) against any and all liabilities, damages, actions, claims, costs (including reasonable attorneys’ fees), or expenses of any nature resulting, directly or indirectly, from any of the following: (1) any misrepresentations or breaches of warranty by MCA or the MCA Principals under this Agreement; (2) the Transfer; and (3) any claim, suit or proceeding initiated by or for a third party(s), now or in the future, that arises out of or relates to the ADA, Area Development Rights or the business operated by Assignor prior to the Effective Date.

B.
AMC, for itself, and its successors, assigns, officers, directors, employees, agents, and each of them (collectively, the “AMC Parties” for purposes of this Section 5 and Sections 7 and 8), agree to indemnify and hold harmless the Franchisor Parties against any and all liabilities, damages, actions, claims, costs (including reasonable attorneys’ fees), or expenses of any nature resulting, directly or indirectly, from any of the following: (1) any misrepresentations or breaches of warranty by AMC under this Agreement; (2) the Transfer; and (3) the operation of the business under the ADA or the Area Development Rights on and after the Effective Date.

6. Release by the MCA Parties. Except as noted in this Section 6, the MCA Parties release and forever discharge the Franchisor Parties of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, whether known or unknown, vested or contingent, which MCA or the MCA Principals may now or in the future own or hold, that in any way relate to the ADA, the Brandon Franchise Agreement, or the Brandon Restaurant (collectively referred to as “MCA Claims” for purposes of this Section 6 and 8), for known or unknown damages or other losses including but not limited to, any alleged violations of any deceptive or unfair trade practices laws, franchise laws, or other local, municipal, state, federal or other laws, statutes, rules or regulations, and any alleged violations of the ADA, the Brandon Franchise Agreement or any other related agreement between us on the one hand, and MCA, the MCA Principals, their respective affiliates or any combination thereof, on the other hand.

As to the Brandon Franchise Agreement, Assignor and Franchisor acknowledge and agree that this release is for Claims arising through the Effective Date, and not to any claims that the MCA Parties may have for events occurring after the Effective Date.
7. Release by the AMC Parties. Except as noted in this Section 7, the AMC Parties release and forever discharge the Franchisor Parties of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, whether known or unknown, vested or contingent, which AMC may now or in the future own or hold, that in any way relate to the ADA (collectively referred to as “AMC Claims” for purposes of this Section 7 and 8), for known or unknown damages or other losses including but not limited to, any alleged violations of any deceptive or unfair trade practices laws, franchise laws, or other local, municipal, state, federal or other laws, statutes, rules or regulations, and any alleged violations of the ADA or any other related agreement between us on the one hand, and AMC or its affiliates, or any combination thereof, on the other hand.
The AMC Parties and the Franchisor Parties acknowledge and agree that this release is effective as to AMC Claims arising through the Effective Date, and not to any claims that the AMC Parties may have for events occurring after the Effective Date.
8. Acknowledgement of Releasors. The release of MCA Claims in Section 6 and AMC Claims in Section 7 are intended by the MCA Parties and AMC Parties (collectively, the “Releasors”), to be full and unconditional general releases, as that phrase is used and commonly interpreted, extending to all claims of any nature, whether or not known, expected or anticipated to exist in favor of the Releasors against the Franchisor Parties. The Releasors acknowledge that claims or facts in addition to or different from those which are now known or believed to exist with respect to the matters mentioned herein may later be discovered and that it is the Releasors’ intention to fully and forever release any and all matters, regardless of the possibility of later discovered claims or facts. The Releasors further acknowledge that they have had adequate opportunity to gather all information necessary to enter into this Agreement and to grant the releases contained herein, and need no further information or knowledge of any kind that would otherwise influence the decision to enter into this Agreement and release. This release is and shall be and remain a full, complete and unconditional general release.
9. Personal Guaranty. T. Michael Ansley, AMC, and each of AMC’s shareholders, agree to execute a personal guaranty in the form attached as Exhibit A to this Agreement (the “Personal Guaranty”); provided that this requirement will not apply if T. Michael Ansley or any shareholder has, in connection with the prior execution of the ADA, already executed a personal guaranty that is currently in force and that is in a form that is substantially similar, as determined by Franchisor, to the Personal Guaranty. T. Michael Ansley acknowledges that neither this Agreement, nor any part thereof, shall operate as a release of any claims that Franchisor may have (now or in the future) that relate to any Personal Guaranty previously executed by T. Michael Ansley.
10. Delivery of Transfer Documents. Franchisor shall be provided with a complete copy of all documents evidencing the Transfer.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota. All legal proceedings relating to this Agreement must be brought or otherwise commenced in the state or federal courts of Minnesota.
12. Miscellaneous. This Agreement, and the documents referred to herein, represent the entire agreement among the parties respecting the subject matter hereof. No amendment will be binding unless in writing and signed by the party against whom enforcement is sought. This Agreement may be signed in counterparts.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FRANCHISOR: Buffalo Wild Wings International, Inc.

By:	/s/ Sally J. Smith

	Name:	Sally J. Smith
	Title:	President and CEO

ASSIGNOR:			ASSIGNEE:

MCA Enterprises Brandon, Inc.			AMC Wings, Inc.

By:	/s/ T. Michael Ansley		By:	/s/ T. Michael Ansley

	Name:	T. Michael Ansley		Diversified Restaurant Holdings, Inc.,
	Title:	President		Sole Shareholder of AMC Wings, Inc.
Its: President & CEO, T. Michael Ansley

T. Michael Ansley, individually			T. Michael Ansley, individually

/s/ T. Michael Ansley			/s/ T. Michael Ansley

Steve Menker, individually

/s/ Steve Menker

Mark C. Ansley, individually

/s/ Mark C. Ansley

Thomas D. Ansley, individually

/s/ Thomas D. Ansley

Jason Curtis, individually

/s/ Jason Curtis

EXHIBIT A
PERSONAL GUARANTY AND AGREEMENT TO BE BOUND
PERSONALLY BY THE TERMS AND CONDITIONS
OF THE FRANCHISE AGREEMENT
In consideration of the execution of the Franchise Agreement (the “Agreement”) between BUFFALO WILD WINGS INTERNATIONAL, INC. (“we” or “us”) and AMC WINGS, INC. (the “Franchisee”), dated July 18, 2003 and for other good and valuable consideration, the undersigned, for themselves, their heirs, successors, and assigns, do jointly, individually and severally hereby become surety and guarantor for the payment of all amounts and the performance of the covenants, terms and conditions in the Agreement, to be paid, kept and performed by the Franchisee, including without limitation the arbitration and other dispute resolution provisions of the Agreement.
Further, the undersigned, individually and jointly, hereby agree to be personally bound by each and every condition and term contained in the Agreement, including but not limited to the non-compete provisions in subparagraph 10.D, and agree that this Personal Guaranty will be construed as though the undersigned and each of them executed an agreement containing the identical terms and conditions of the Agreement.
The undersigned waive (1) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; (2) protest and notice of default to any party respecting the indebtedness or nonperformance of any obligations hereby guaranteed; (3) any right he/she may have to require that an action be brought against the Franchisee or any other person as a condition of liability; and (4) notice of any changes permitted by the terms of the Agreement or agreed to by the Franchisee.
In addition, the undersigned consents and agrees that: (1) the undersigned’s liability will not be contingent or conditioned upon our pursuit of any remedies against the Franchisee or any other person; (2) such liability will not be diminished, relieved or otherwise affected by the Franchisee’s insolvency, bankruptcy or reorganization, the invalidity, illegality or unenforceability of all or any part of the Agreement, or the amendment or extension of the Agreement with or without notice to the undersigned; and (3) this Personal Guaranty shall apply in all modifications to the Agreement of any nature agreed to by Franchisee with or without the undersigned receiving notice thereof.
It is further understood and agreed by the undersigned that the provisions, covenants and conditions of this Personal Guaranty will inure to the benefit of our successors and assigns.
FRANCHISEE: AMC WINGS, INC.

PERSONAL GUARANTORS:

Diversified Restaurant Holdings, Inc.			/s/ T. Michael Ansley

Sole Shareholder of AMC Wings, Inc.			Individually

/s/ T. Michael Ansley			T. Michael Ansley

By: T. Michael Ansley, Its President & CEO			Print Name

21751 West Eleven Mile Rd., Suite 208			820 Cherokee Ave.

Address			Address

Southfield, Michigan 48076			Royal Oak, Michigan 48067

City	State	Zip Code	City	State	Zip Code

(248) 894-0434			(248) 894-0434

Telephone			Telephone